Israel Technology Acquisition Corp.
7 Gush Etzion, 3rd Floor
Givaat Shmuel, Israel 54030

April 4, 2006

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: Steven G. Nelson

EarlyBirdCapital, Inc.
275 Madison Avenue, Suite 1203
New York, New York 10016
Attn: Steven Levine

Re: Investment Management Trust Agreement

Gentlemen:

Reference is made to that certain Investment Management Trust Agreement (the “Agreement”), dated as of July 12, 2005, between Israel Technology Acquisition Corp. (“Company”) and Continental Stock Transfer & Trust Company. Section 1(c) is hereby deleted in its entirety and replaced with the following:

“(c) In a timely manner, upon the instruction of the Company, to invest and reinvest the Property in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, and/or in any open ended investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as determined by the Company;”

Except as indicated above, the Agreement shall remain in full force and effect.

ISRAEL TECHNOLOGY ACQUISITION CORP.

By:	/s/ Israel Frieder

Name: Israel Frieder Title: Chief Executive Officer
Acknowledged and agreed this
4th day of April, 2006

CONTINENTAL STOCK TRANSFER &
TRUST COMPANY

By: /s/ Frank Di Paolo

Name: Frank Di Paolo Title: CFO

The undersigned is required to consent to this amendment pursuant to Section 5(c) of the Investment Management Trust Agreement and hereby does so.

EARLYBIRDCAPITAL, INC.

By: /s/ Steven Levine

Name: Steven Levine Title: Managing Director